Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned officers or directors of Mallinckrodt plc (the “Company”) whose signature appears below constitutes and appoints Mark J. Casey and any other person holding the position of Chief Legal Officer or Secretary of the Company from time to time, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 with respect to the registration under the Securities Act of 1933, as amended, of ordinary shares of the Company issuable under the Mallinckrodt Pharmaceuticals 2022 Stock and Incentive Plan, and any and all amendments to such Registration Statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the following persons in their said capacities have signed their names hereto on the dates indicated:

Signature	Title	Date

/s/ Sigurdur Olafsson	President, Chief Executive Officer and Director	June 30, 2022
Sigurdur Olafsson	(Principal Executive Officer)

/s/ Bryan M. Reasons	Executive Vice President and Chief Financial Officer	June 30, 2022
Bryan M. Reasons	(Principal Financial and Accounting Officer)

/s/ Paul M. Bisaro	Director	June 30, 2022
Paul M. Bisaro

/s/ Riad El-Dada	Director	June 30, 2022
Riad El-Dada

/s/ Dr. Woodrow Myers	Director	June 30, 2022
Dr. Woodrow Myers

/s/ Daniel Celentano	Director	June 30, 2022
Daniel Celentano

/s/ Neil P. Goldman	Director	June 30, 2022
Neal P. Goldman

/s/ James R. Sulat	Director	June 30, 2022
James R. Sulat